EXHIBIT 99.1

Remark Holdings and Mudrick Capital Management Announce
Intention to Continue Their Business Relationship

Las Vegas, NV and New York, NY - December 20, 2022 - Remark Holdings, Inc. (Nasdaq: MARK), a diversified global technology company with leading artificial intelligence (“AI”) solutions and digital video analytics, and Mudrick Capital Management, L.P., a New York-based, SEC-registered investment advisory firm with approximately three billion dollars under management, have announced their shared intention to continue their business relationship by working to reach a mutually-beneficial amendment of their existing loan agreement.

“We recognize that unforeseen circumstances can, at times, result in a need to adjust plans,” said Jason Mudrick, Founder and Chief Investment Officer of Mudrick Capital Management, “and we want to give the companies with which we do business the opportunity to succeed while also meeting their obligations to us.”

The companies are working to reach agreement on all details, with any potential loan modification expected to be communicated to the public after the New Year holiday.

“Despite the difficult and unforeseen conditions that we have dealt with over the past year, we have put our company on the right path to achieve both growth and profitability in 2023,” said Kai-Shing Tao, Chairman and Chief Executive Officer of Remark Holdings. “We appreciate Mudrick’s long-term vision and flexibility in working with us to allow us to continue to bring our business plans to fruition while meeting our obligations to Mudrick.”
About Remark Holdings, Inc.
Remark Holdings, Inc. (Nasdaq: MARK) delivers an integrated suite of AI solutions that help organizations monitor, understand, and act on threats in real-time. Remark consists of an international team of sector-experienced professionals that have created award-winning video analytics. The company’s GDPR-compliant and CCPA-compliant solutions focus on market sectors including retail, federal and state governmental entities, public safety, hospitality, and transportation. Remark maintains its headquarters in Las Vegas, Nevada with an additional North American office in New York, New York and international offices in London, England and Chengdu, China.

About Mudrick Capital Management, L.P.
Mudrick Capital Management, L.P. is an SEC-registered investment advisor focused on special situations and deep value event driven investing. Mudrick Capital manages capital for a diverse group of sophisticated institutions and individuals, including endowments, foundations, insurance companies, private banks, fund-of-funds, pensions, family offices and high-net-worth individuals. As of September 2022, Mudrick Capital manages approximately $3.3 billion. Mudrick Capital focuses on opportunities across the corporate capital structure to find investments with attractive risk-reward ratios, with the goal of providing equity-like returns with credit-like risk and volatility in an uncorrelated fashion.
Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holdings’ current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holdings’ estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.
Company Contacts
Fay Tian
Vice President of Investor Relations
F.Tian@remarkholdings.com
(+1) 626-623-2000
(+65) 8715-8007